Exhibit 4.2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between TriCord Hurricane Holdings, Inc., a Nevada corporation. (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:
WHEREAS, the Company is conducting a private offering (the “Offering”) consisting of up to 1,000,000 shares of Common Stock, par value $0.0001 per share (the “Shares”); and

WHEREAS, the Subscriber desires to purchase that number of Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, together with all amendments thereof and supplements and exhibits thereto, the “Memorandum”), the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Shares, and the Company agrees to sell to the Subscriber as is set forth on the signature page hereof, at a price equal to $0.50 per Share.  The purchase price is payable by personal or business check or money order made payable to TriCord Hurricane Holdings, Inc. contemporaneously with the execution and delivery of this Agreement by the Subscriber.  Alternatively, the purchase price may be wired directly to the Company according to the following wire instructions:

1.2 The Shares are being offered on a “best efforts-any or all” basis.  There is no minimum number of Shares required to be accepted before a closing may occur and our company may close on subscriptions as they are tendered and accepted and upon receipt of good funds.  The minimum amount that will be accepted from any Subscriber is $3,000.  Prospective investors will know whether all or a portion of the Shares offered hereby are subscribed for.  This offering shall terminate upon the earlier of (i) the sale of all the Shares or (ii) at the discretion of our Company.  The Subscriber recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) the Company remains a development stage business without a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Shares.  Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed Section II.B of this Agreement captioned “Risk Factors.”

1.3 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Subscriber is able to bear the economic risk of an investment in the Shares. The Subscriber is referred to the section of the Memorandum entitled “Investor Qualifications” and to the Confidential Prospective Purchaser Questionnaire for a full explanation of the term “accredited investor”.

1.4 The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the The Nasdaq Stock Market, Inc., or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Shares to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.5 The Subscriber hereby acknowledges receipt and careful review of this Agreement, including the Risk Factors detailed in Section II.B, including all exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.6 (a)           In making the decision to invest in the Shares the Subscriber has relied solely upon the information provided by the Company in the Offering Materials.  To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder.  The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Shares other than the Offering Materials.

(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Shares by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the U.S. Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Subscriber understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.9 The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention.  In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others.  The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

1.10 The Subscriber understands that there is no public market for the Shares and that no market may develop for any of such Shares.  The Subscriber understands that even if a public market develops for such Shares, Rule 144 promulgated under the Securities Act requires for non-affiliates (“Rule 144”), among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws other than as set forth in Article V.

1.11 The Subscriber agrees that if and to the extent required by an underwriter of the Company’s Shares in an initial public offering, the undersigned will execute a “lock-up” agreement regarding some or all of the undersigned’s Shares thereby agreeing not to sell such Shares for a period of time after completion of the public offering whether or not such Shares are included in the public offering.

1.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.13 The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Shares and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Shares.

1.14 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.15 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Shares.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.16 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.17 The Subscriber acknowledges that at such time, if ever, as the Shares are registered (as such term is defined in Article V hereof), sales of the Shares will be subject to state securities laws.

1.18 (a)           The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber for any offering or in any registration statement filed pursuant to Article V in which the Subscriber’s Shares are included.

1.19 The Subscriber understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire Shares.

1.20 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Shares by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business.

2.2 Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.  The Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.  The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering.

2.3 Capitalization.   The capitalization of the Company, without listing the shares to be purchased by the Subscribers hereto is as follows:

 (i)  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.0001 per share.

 (ii)           As of November 27, 2007, the issued and outstanding capital stock of the Company consisted of 4,189,462 shares of Common Stock.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.  All such shares have been issued in compliance with applicable securities laws.

                  (iii)           With the exception of the foregoing in this Section 2.3, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.  Except as set forth herein, (A) no securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement; and (B)  the issue and sale of the shares purchased hereby will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.4           Subsidiaries. The Company’s wholly-owned operating subsidiary is TriCord Hurricane Products, Inc., a corporation originally organized under the laws of Florida as a limited liability company and subsequently converted to a corporation on November 19, 2007 (“TriCord Hurricane Products”).

II.A.                      BUSINESS DESCRIPTION

2.A.1                      The Company was organized on November 21, 2007 under the laws of the state of Nevada.

2.A.2                      The Company acquired a 100% interest in its wholly-owned operating subsidiary TriCord Hurricane Products, Inc. through a share exchange transaction consummated on November 30, 2007.

2.A.3                      The Company, through its wholly-owned operating subsidiary, TriCord Hurricane Products, has developed a Hurricane Safety System designed to prevent damage to both the roof and a building’s supporting structure during hurricanes.

2.A.4                      The Company intends to develop and market its Hurricane Safety System as a product that will be adaptable to residential and commercial buildings, small aircraft, land parked boats and other non-protected valuable un-housed property.

2.A.5                      In addition to the information contained in this Section II.A., the Company has furnished each Subscriber with a copy of its Business Overview and Product Description Synopsis and Product Description DVD, which are attached hereto as Exhibit A and Exhibit B, respectively, and are incorporated herein by reference.

II.B.           MANAGEMENT

2.B.1  Charles D. Hess – President and Chief Executive Officer.  Mr. Hess most recently was a co-founder of Riggs Heinrich Media, Inc. and since 1975 has been involved in numerous entrepreneurial activities.  He has been a Director, held senior executive positions and acted as a management consultant and business development advisor to a broad range of start-up companies.  He has developed and executed business plans and the launch of new businesses, consulted management of companies in general management activities, corporate development, sales and marketing, product development and financial management.

Prior to joining Riggs Heinrich Media in 2003, Mr. Hess was Vice President of Business Development for Microphonics, Inc., providing strategy development and analysis, financial modeling, primary and secondary research.  Mr. Hess received his B.S.B.A. degree from the University of Tulsa in 1973.

2.B.2. Kenny Tolbert – Vice President, Sales & Marketing.  Mr. Tolbert is, most recently, the founder and President of The Tolbert Company – A full service advertising and marketing agency located in Tulsa, Oklahoma. Established in 2002, this agency was created to answer to the industry-specific needs of a major client, and has currently expanded the original clientele to include numerous industries. Previously, Mr. Tolbert was the founder and President of TwoRows Restaurant & Brewery with numerous locations in major cities in Texas, before selling his interest.

Mr. Tolbert has been involved in numerous entrepreneurial activities and business start-ups over the past years.  He served as director of a publicly traded company, held executive positions, and acted as a management consultant and business development advisor to a broad range of start-up companies and Native American Nations. Mr. Tolbert received his B.S. degree from the University of Oklahoma in 1979.

II.C.           RISK FACTORS

2.C.1                      The Company has a limited operating history.  The Company can provide no assurance that it will be able to achieve or sustain revenue growth or profitability in the future.  Its operations are subject to the risks and competition inherent in the establishment of a business enterprise. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. Revenues and profits, if any, will depend upon various factors. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business.

2.C.2                      The Company may fail to establish and maintain beneficial relationships.  The Company intends to establish relationships with retailers and insurance providers.  However, there is intense competition for these relationships and the Company may not be able to attract and retain these group s interest in light of competitors with larger budgets and pre-existing relationships.

2.C.3                      Economic Factors.  Consumer spending on hurricane prevention items is questionable and could fluctuate in any economic condition. Shifts in consumer spending habits or a loss of disposable income due to adverse economic, political or other financial conditions could have a profound impact on the Company’s business. The Company’s ability to sell Hurricane Safety Systems is directly affected by the consumer’s belief that the Company’s products will mitigate personal property damage and whether they personally think they will be in the path of a destructive hurricane.

2.C.4                      Ability to Manage Growth.  The Company’s ability to manage its growth effectively will require continuing enhancement of its operational, financial and management systems. In addition, the Company must successfully hire, train, motivate and manage additional employees. There can be no assurance that the Company can successfully manage rapid growth.

2.C.5                       Sensitivity to Changes in Netting, Module Materials and Peripheral Costs. Materials costs are the Company’s most significant variable expense. The financial model relies on assumptions of materials costs that could prove inaccurate.  A large increase in the cost of materials, distribution or shipping rates could dramatically impact the Company’s financial performance.

2.C.6                      Dependence of Senior Management  The Company’s future performance is largely dependent on the personal efforts and abilities of its management and possibly other future key personnel. The Company’s ability to operate its business could be seriously harmed if the Company loses or fails to retain senior managers and other key employees.  While the Company’s key management are equity holders, the loss of their skills could seriously harm the Company and its prospects to remain an ongoing business concern.

2.C.7                     Inability to Hire, Train, and Retain Additional Personnel.  To grow the business successfully, the Company will need to recruit, retain, and motivate additional highly skilled sales, marketing, finance, and operations personnel. Inability to hire, train and retain a sufficient number of qualified employees will impair growth. In particular, the Company will need to expand the sales and marketing organizations in order to increase market awareness of its product and to increase revenue.

2.C.8                     Changing Weather Patterns.  There are no guarantees that the current forecasts and predictions for the increasing number and intensity of hurricanes will come to fruition.  World and local weather predictions are often wrong and cannot be relied upon for planning purposes or financial projections to sales of hurricane related products.

2.C.9                     Liquidity. The Company could experience events that cause it to lack the capital to run the day-to-day business or to fulfill obligations. In the event that the Company’s plans or assumptions change or prove to be inaccurate or if the proceeds of the investment or cash flow from operations prove to be insufficient (due to unanticipated expenses, slow payment, difficulties, problems or otherwise), the Company may be required to seek additional debt or equity financing or curtail its expansion activities. Such financing may be on terms and conditions that are more favorable than those received by investors in the Series A Preferred Stock offering.

III.	TERMS OF SUBSCRIPTION

3.1 Certificates representing the Shares purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 15 business days following the closing at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Shares purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s residential or business address indicated on the signature page hereto.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

4.1 The Subscriber’s obligation to purchase the Shares at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Shares (except as otherwise provided in this Agreement).

V.	REGISTRATION RIGHTS

5.1 Definitions.  As used in this Agreement, the following terms shall have the following meanings.

(a) The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

(b) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(c) The term “Registrable Securities” shall mean: the shares of Common Stock, par value $_____, issuable upon conversion of the Shares, provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 5.10; and (D) may not be disposed of under Rule 144(k) under the Securities Act without restriction.

5.2 Reserved.

5.3 Piggyback Registration.  At any time after the date hereof, if the Company shall determine to register for its account or for the account of others any of its equity securities, the Company shall include in such registration statement the Registrable Securities, provided, however, that the Company made reduce the number of Registrable Securities registered pro rate in view of market conditions. If the Company reduces the number of Registrable Securities in accordance with the foregoing, no party shall sell shares under such registration statement other than the Company and the party, if any, invoking a “demand” registration. The Company shall not grant “piggy-back” registration rights to any party if such “piggy-back” rights would reduce the number of Registrable Securities being registered in such registration without the consent of the Holders of at least two thirds of the Registrable Securities.

5.4 Registration Procedures.  Whenever required under this Article V to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

(a) Use best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective until the earliest to occur of (A) such date as the sellers of Registrable Securities (the “Selling Holders”) have completed the distribution described in the registration statement and (B) such time that all of such Registrable Securities are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such Holders.  The Company will also use its best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Make available for inspection upon reasonable notice during the Company’s regular business hours by each Selling Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(d) Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(e) Use best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 50 calendar days after the end of any 3-month period (or 105 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a registration statement, which statements shall cover said period.

(i) If the offering is underwritten and at the request of any Selling Holder, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) opinions dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and the transfer agent for the Registrable Securities so delivered, respectively, to the effect that such registration statement has become effective under the Securities Act and such Registrable Securities are freely tradable, and covering such other matters as are customarily covered in opinions of issuer’s counsel delivered to underwriters and transfer agents in underwritten public offerings and (ii) a letter dated such date from the independent public accountants who have certified the financial statements of the Company included in the registration statement or the prospectus, covering such matters as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings.

5.5 Furnish Information.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

5.6 Registration Expenses.  The Company shall bear and pay all registration expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registration pursuant to Section 5.2 or Section 5.3.

5.7 Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 5.3 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).  For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

5.8 Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article.

5.9 Indemnification.  In the event that any Registrable Securities are included in a registration statement under this Article V:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 5.9(b) exceed the greater of the cash value of the (i) gross proceeds from the Offering received by such Holder or (ii) such Holder’s investment pursuant to this Agreement as set forth on the signature page attached hereto.

(c) Promptly after receipt by an indemnified party under this Section 5.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.9.

(d) If the indemnification provided for in this Section 5.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 5.9 shall survive the completion of the Offering.

5.10 Permitted Transferees.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article V may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, to (a) any partner or retired partner of a Holder that is a partnership, or (b) any family member or trust for the benefit of any individual Holder, provided that (i) such Holder gives prior written notice to the Company; (ii) such transferee agrees to comply with the terms and provisions of this Agreement;  (iii) such transfer is otherwise in compliance with this Agreement; and (iv) such transfer is otherwise effected in accordance with applicable securities laws.  Except as specifically permitted by this Section 5.10, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.11 Termination of Registration Rights.  The rights to cause the Company to register Registrable Securities under this Article V shall terminate upon the earlier of (a) the third anniversary of the closing of an initial public offering of the Company’s Common Stock, at a per share price not less than two times the original purchase price of $1.00 (as adjusted for stock splits and other recapitalizations) and aggregate proceeds of not less than $5,000,000, and (b) (i) the Company’s Common Stock is publicly traded or (ii) the Holder is entitled to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act.

VI.	MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:
TriCord Hurricane Holdings, Inc.
1201 E. 33rd Street
Tulsa, OK 74105
Attn: Charlie Hess, President

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attn:  Gregory Sichenzia, Esq.

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3 Subject to the provisions of Section 5.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.  THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURTS SITUATED THEREIN AND AGREE TO SAID VENUE.

6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.9 All of the representations and warranties contained in this Subscription Agreement shall survive execution and delivery of this Subscription Agreement and the undersigned’s investment in the Company.

6.10 This Subscription Agreement shall be governed by, interpreted under, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed within the State of Florida without regard to the principles of conflicts-of-law thereof.

6.11 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.12 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.13 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of _____________________, 2007.

SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE
[COMPANY OR TRUST]

The undersigned hereby represents, warrants and covenants that the undersigned is duly authorized by the prospective investor to take all requisite action on the part of the prospective investor listed below to enter into this Agreement and, further, that the prospective investor has all requisite authority to enter into such Agreement.

The undersigned represents and warrants that each of the above representations, agreements or understandings set forth herein applies to the prospective investor and that the undersigned has authority under the charter, by-laws, corporate resolutions or trust agreement of such prospective investor to execute this Agreement.

Name of Company (Please type or print)

By:
Name
Title

Number of Shares                                                              Amount of check enclosed:
Subscribed for: _________________                           $___________________

SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE
[PARTNERSHIP]

If the prospective investor is a PARTNERSHIP, complete the following and enclose a true copy of the Partnership Agreement of the prospective investor:

The undersigned hereby represents, warrants and covenants that the undersigned is a general partner of the prospective investor named below, is duly authorized by the prospective investor to enter into this Agreement, and that the prospective investor has all requisite authority to enter into this Agreement and set forth below are the names of all Partners of the prospective investor.

The undersigned represents and warrants that each of the above representations, agreements or undertakings set forth herein applies to the prospective investor and that the undersigned is authorized by such prospective investor to execute this Agreement.

Name of Partnership (Please type or print)

By:
Name
Title

Names of Partners:                                                                                                                                Signature:

(Add additional sheets if necessary)

Number of Shares                                                   Amount of check enclosed:
Subscribed for: _________________                $___________________

SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE
[INDIVIDUAL]

If the prospective investor is an individual, please execute this Agreement below.

Name of individual (Please type or print)

By:
Name

And (if applicable)

By:
Name

HOW SHARES WILL BE HELD:
Individually                 ______
JTWROS                      ______
TBTE                            ______

Number of Shares                                                  Amount of check enclosed:
Subscribed for: _________________              $____________________

*If investment is taken in joint names, both must sign.

[ACCEPTANCE PAGE FOR SUBSCRIPTION AGREEMENT]

Agreed to and accepted as of ____________________, 2007.
TRICORD HURRICANE HOLDINGS INC.

By:
Name
Title

CERTIFICATE OF SIGNATORY

(To be completed if Shares are
being subscribed for by an entity)

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2007

_______________________________________
(Signature)